Exhibit 10.10.2

SECOND AMENDMENT

TO

COINSURANCE AGREEMENT

This Second Amendment (this “Amendment”) to the Coinsurance Agreement (the “Coinsurance Agreement”) by and between American Life & Security Corp., a Nebraska domestic insurance company (the “Ceding Company”) and US Alliance Life and Security Company, a Kansas domestic insurance company (the “Reinsurer”), is made effective as of December 31, 2020 (the “Amendment Effective Date”). The Ceding Company and the Reinsurer may each be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, effective September 30, 2017, the Parties entered into the Coinsurance Agreement;

WHEREAS, the Ceding Company now desires to partially terminate the Coinsurance Agreement with regard to certain insurance liabilities of the Ceding Company under the Coinsurance Agreement relating to all Policies that were issued to South Dakota policyholders as set forth on Schedule I (the “SD Policies”); and

WHEREAS, contemporaneously with this Amendment and as of the Effective Date, the Ceding Company is also executing an Assumption Reinsurance Agreement (the “Assumption Agreement”) with Dakota Capital Life Insurance Company, a North Dakota domestic insurance company, with regard to the SD Policies, as well as a guaranty (the “Guaranty”) with the Reinsurer’s parent company, US Alliance Corporation, a Kansas corporation.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.	Defined Terms.

As used in this Amendment, capitalized terms shall have the meaning ascribed to such terms in the Coinsurance Agreement, as follows or as elsewhere defined herein:

“Policy” or “Policies” means those insurance policies of the Ceding Company listed in Schedule I attached hereto (including all supplements, endorsements, riders and ancillary agreements in connection therewith), which policies or other agreements (i) are in effect as of the Effective Date or (ii) became effective after the Effective Date, including without limitation through (A) the reinstatement of lapsed policies pursuant to provisions therein or applicable law, or (B) the renewal thereof by the Ceding Company after the Effective Date to satisfy renewal rights under contractual provisions or applicable law.

2.	Partial Termination.

(a)

Article 9 of the Coinsurance Agreement governs the termination, in whole or in part, of the Coinsurance Agreement, and Section 14.5 of the Coinsurance Agreement states that the agreement may not be changed or modified or in any way amended except by a written instrument duly executed by the proper officers of both Parties.

(b)

The Parties hereby agree that, as of the Effective Date, the Coinsurance Agreement will be partially terminated by terminating it with regard to all of the SD Policies, that the amount and nature of the consideration therefor will be determined as mutually agreed upon by the Parties and that a net accounting and settlement shall be undertaken as mutually agreed by the Parties (using the provisions of Article 7 of the Coinsurance Agreement as a basis for the related calculations and reporting).

(c)	The Parties hereby reserve all rights under the Coinsurance Agreement to further terminate it, either in whole or in part, at a future date.

3.	Miscellaneous Provisions.

(a)

Except as amended and/or modified by this Amendment (including any amendments or modifications implied thereby and necessary to give effect to its purpose and intent), the Coinsurance Agreement is hereby ratified and confirmed and all other terms of the Coinsurance Agreement shall remain in full force and effect, unaltered and unchanged by this.

(b)	This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

AMERICAN LIFE & SECURITY CORP.

By:

Name:

Title:

US ALLIANCE LIFE AND SECURITY COMPANY

By:

Name:

Title:

SCHEDULE I

POLICY LISTING

The Policies subject to this Amendment are as follows:

[see attached]